UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 15, 2004

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Item 5.  Other Events

            On July 13, 2004, the Board of Directors of Cummins Inc. (the "Company") elected Georgia Nelson, President of Midwest Generation EME LLC, as a director of the Company to serve until the Company's next annual meeting of shareholders.  Ms. Nelson was also appointed as a member of the Finance Committee and of the Technology and Environment Committee of the Board of Directors.

            Also on July 13, 2004, the Board of Directors declared a quarterly cash dividend on the Company's outstanding common stock in the amount of $0.30 per share, payable on September 1, 2004, to shareholders of record on August 18, 2004.

            Copies of press releases issued in connection with these actions are filed herewith as Exhibits 99.1 and 99.2, respectively.

            In addition, Susan K. Carter, Cummins Vice President - Finance and Chief Accounting Officer has stated her intention to resign from Cummins to join Lennox International Inc. as Executive Vice President and Chief Financial Officer.  Her responsibilities will be assumed by Cummins Chief Financial Officer Jean Blackwell and others in the Cummins finance organization.

Item 7.   Financial Statements and Exhibits

 ( c )  Exhibits.

99.1    Press release dated July 13, 2004.

99.2    Press release dated July 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2004

Cummins Inc.
By: /s/ Susan K. Carter ______________________________ Susan K. Carter Vice President - Finance and Chief Accounting Officer

Exhibit 99.1

           Mark Land

                                                                                               Director  - Public Relations

                                                                                               (317) 610-2456

                                                                                               (812) 350-9678 (mobile)

 For Immediate Release

 Date: July 13, 2004

Midwest Generation President named to Cummins Board

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) announced today that Georgia Nelson, President of Midwest Generation EME LLC, has been elected to the Company's Board of Directors. Nelson, whose term begins immediately, becomes the eighth member of the Cummins Board.

Nelson has been President of Midwest Generation since the company's formation as a subsidiary of Edison Mission Energy in 1999.  Midwest Generation, headquartered in Chicago, is one of the largest independent power producers in the United States. The company primarily produces electricity to be sold wholesale on the open market, and owns 12 power generation facilities in Illinois and supervises the operation of a facility in Western Pennsylvania.

Nelson also serves as General Manager of Edison Mission Energy - Americas, overseeing 16 Edison Mission facilities outside Illinois in addition to Edison Marketing and Trading, a Boston-based energy marketing subsidiary.

"We're excited to have Georgia join the Board of Directors," said Cummins Chairman and CEO Tim Solso. "She is a seasoned executive whose experience in the power generation industry will be especially valuable to Cummins. We look forward to her contributions and counsel."

Nelson will serve on the Board's Finance committee and  Environment and Technology committee. Her current term will run through the Company's next annual meeting, which is scheduled for April 2005. All Cummins directors are elected annually. Two Cummins Directors -  Lead Director Frank Thomas and Walter Elisha - retired from the board in April.

Nelson also serves as a Director for Tower Automotive Inc. and has served on the Executive Committee of the National Coal Council, an advisory committee to the Department of Energy, for the past two Presidential administrations.  She is a trustee of the Manufacturers Alliance, a director of the Chicagoland Chamber of Commerce and is active in a number of other Chicago-area business organizations.

She earned a bachelor's degree from Pepperdine University and her MBA from the University of Southern California. Nelson and her husband live in Chicago.

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 680 company-owned and independent distributor locations in 137 countries and territories. Cummins also provides service through a dealer network of more than 5,000 facilities in 197 countries and territories. With more than 24,000 employees worldwide, Cummins reported sales of $6.3 billion in 2003. Press releases can be found by accessing the Cummins home page at www.cummins.com.

             Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

Exhibit 99.2

Mark Land

                                                                        Director - Public Relations

            (317) 610-2456

            (812) 350-9678 (mobile)

For Immediate Release

 Date: July 13, 2004

Cummins Inc. Declares Quarterly Common Stock Dividend

COLUMBUS, Ind. -- The Board of Directors of Cummins Inc. (NYSE:CMI) today declared a quarterly common stock cash dividend of 30 cents per share, payable on Sept. 1, 2004 to shareholders of record on August 18, 2004.

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 680 company-owned and independent distributor locations in 137 countries and territories.

Cummins also provides service through a dealer network of more than 5,000 facilities in 197 countries. With more than 24,000 employees worldwide, Cummins reported sales of $6.3 billion in 2003. Press releases can be found by accessing the Cummins home page at www.cummins.com.